UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SciVac Therapeutics Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Gad Feinstein Rd. POB 580 Rehovot, Israel	7610303
(Address of principal executive officers)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, no par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: _________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

SciVac Therapeutics Inc., a corporation organized under the laws of British Columbia, Canada (the “Registrant”), is registering hereunder its common shares, no par value per share (the “Common Shares”). For a description of the Common Shares, reference is made to the information with respect to the Common Shares set forth under the heading “Comparison of the Rights of SciVac Shareholders and VBI Stockholders” contained in the Registrant’s Registration Statement on Form F-4 (File No. 333- 208761), as originally filed with the U.S. Securities and Exchange Commission on December 23, 2015, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by the Registrant with the SEC on April 8, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are, or are to be, registered on The NASDAQ Stock Market LLC, and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SciVac Therapeutics Inc.

Date: May 5, 2016	By:	/s/ Dr. Curtis Lockshin
Dr. Curtis Lockshin
Chief Executive Officer